Exhibit 99.1

Inseego Reports Second Quarter 2023 Financial Results
Fixed Wireless Access revenue grew more than 50% sequentially
Achieved positive operating cash flow with adjusted EBITDA of $4.5 million
FWA and cloud solutions business comprised 65% of revenue, up 42% year-over-year
Successfully launched 2nd generation 5G FWA product

SAN DIEGO—August 2, 2023—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G edge cloud solutions, today reported its results for the second quarter ended June 30, 2023. The Company reported second quarter net revenue of $53.6 million, GAAP operating loss of $3.3 million, GAAP net loss of $4.9 million, GAAP net loss of $0.05 per share, adjusted EBITDA of positive $4.5 million, and non-GAAP net loss of $0.02 per share. Unrestricted cash and cash equivalents at quarter end was $15.2 million.

“We delivered another strong quarter as we continued our transformation into a FWA enterprise company. We delivered positive EBITDA, positive operating cash flow and solid gross margins. We are very pleased with our financial performance in the second quarter, as we continue to work toward our goal of becoming operating cash flow positive on a sustainable basis with a cost structure that will scale well with our revenue growth,” said Ashish Sharma, CEO of Inseego. “In Q2, we delivered record FWA revenue with over 50% growth in FWA revenue over the last quarter. As the FWA market continues to scale, we are well positioned for the future on the strength of our market leading 5G and software portfolio.”
Q2 Business Highlights
–FWA and Cloud software revenue comprised 65% of revenue in Q2, up 42% year-over-year
–FWA revenue increased more than 50% sequentially
–Launched the next generation 5G indoor router with US Cellular for FWA applications
–Continued expansion of 5G FWA customer pipeline
–GAAP Gross margin of 35.3%, up 640 basis points year-over-year
–Cash operating expense reduction of approximately 29% year-over-year

1H Business Highlights

–GAAP Gross Margin of 35.6%, up 870 basis points from 26.9% in 2022 as revenue mix continues to shift to higher margin products
–Adjusted EBITDA improved by $13.0 million to $8.7 million from ($4.3) million due to improved revenue mix and continued focus on operational efficiency

“Our second quarter and first half results clearly show our commitment to achieving profitability and positive cash generation.” said Bob Barbieri, CFO of Inseego. “Our operating cost structure is now better aligned with our opportunity set and focused to drive profitability as we grow our position in the 5G Enterprise markets. We will continue to maintain strong financial discipline as our core markets continue to grow and develop.”

Conference Call Information
Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:
•Online, visit https://investor.inseego.com/events-presentations
•Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10178932/f9736ea4ac
•Those without internet access or unable to pre-register may dial-in by calling:
•In the United States, call 1-844-282-4463
•International parties can access the call at 1-412-317-5613
An audio replay of the conference call will be available beginning one hour after the call through August 17, 2023. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 2862085 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

©2023. Inseego Corp. All rights reserved. The Inseego name and logo are registered trademarks of Inseego Corp. Other company, product or service names mentioned herein are the trademarks of their respective owners.
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability and supply chain challenges on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues and accounts receivable; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 on the business, and (17) the impact of high rates of inflation and rising interest rates.
These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude preferred stock dividends, share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to our 2025 Notes and revolving credit facility, fair value adjustments on derivative instruments, a one-time prior period adjustment related to unamortized debt discount and loss on debt extinguishment relating to our 2025 Notes, and other non-recurring legal expenses. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the 2025 Notes), impairment of capitalized software, impairment of long-lived assets, and foreign exchange gains and losses.
Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.
We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, we believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items in order to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operating performance. We use this view of our operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Investor Relations Contact:

Kurt Scheuerman
+1 (858)-812-8098
Kurt.Scheuerman@inseego.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues:
IoT & Mobile Solutions	$46,383	$54,990	$90,010	$109,495
Enterprise SaaS Solutions	7,174	6,866	14,341	13,745
Total net revenues	53,557	61,856	104,351	123,240
Cost of net revenues:
IoT & Mobile Solutions	31,789	40,694	61,451	83,597
Enterprise SaaS Solutions	2,872	3,270	5,817	6,503
Total cost of net revenues	34,661	43,964	67,268	90,100
Gross profit	18,896	17,892	37,083	33,140
Operating costs and expenses:
Research and development	10,022	13,619	18,176	32,179
Sales and marketing	5,974	7,721	12,620	17,494
General and administrative	5,752	6,142	11,797	14,380
Amortization of purchased intangible assets	424	443	853	887
Impairment of capitalized software	—	—	504	—
Total operating costs and expenses	22,172	27,925	43,950	64,940
Operating loss	(3,276)	(10,033)	(6,867)	(31,800)
Other (expense) income:
Loss on debt conversion and extinguishment, net	—	—	—	(450)
Interest expense, net	(2,014)	(1,664)	(4,011)	(4,587)
Other income (expense), net	658	(982)	1,453	(1,387)
Total other expense	(1,356)	(2,646)	(2,558)	(6,424)
Loss before income taxes	(4,632)	(12,679)	(9,425)	(38,224)
Income tax provision (benefit)	304	(303)	616	(625)
Net loss	(4,936)	(12,376)	(10,041)	(37,599)
Series E preferred stock dividends	(739)	(677)	(1,462)	(1,338)
Net loss attributable to common stockholders	$(5,675)	$(13,053)	$(11,503)	$(38,937)
Per share data:
Net loss per common share:
Basic and diluted	$(0.05)	$(0.12)	$(0.10)	$(0.37)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	111,080,287	107,511,660	109,847,937	106,585,684
90

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and share data)
(Unaudited)

	June 30, 2023		December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,165		$7,143
Accounts receivable, net of provision for credit losses of $761 and $541, respectively	25,203		25,259
Inventories	30,522		37,976
Prepaid expenses and other	7,581		7,978
Total current assets	78,471	78471000	78,356
Property, plant and equipment, net of accumulated depreciation of $27,555 and $26,049, respectively	4,091		5,390
Rental assets, net of accumulated depreciation of $7,047 and $5,484, respectively	5,222		4,816
Intangible assets, net of accumulated amortization of $40,736 and $31,629, respectively	37,302		41,383
Goodwill	21,922		21,922
Right-of-use assets	6,229		6,662
Other assets	451		488
Total assets	$153,688		$159,017
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$34,212		$29,018
Accrued expenses and other current liabilities	21,343		27,945
Total current liabilities	55,555		56,963
Long-term liabilities:
2025 Notes, net	159,169		158,427
Revolving credit facility, net	2,554		6,919
Deferred tax liabilities, net	279		323
Other long-term liabilities	6,946		6,503
Total liabilities	224,503		229,135
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, par value $0.001; 2,000,000 shares authorized:
Series E Preferred stock, par value $0.001; 39,500 shares designated, 25,000 shares issued and outstanding, liquidation preference of $1,000 per share (plus any accrued but unpaid dividends)	—		—
Common stock, par value $0.001; 150,000,000 shares authorized, 116,870,194 and 108,468,150 shares issued and outstanding, respectively	117		108
Additional paid-in capital	805,177		793,855
Accumulated other comprehensive loss	(6,855)		(6,329)
Accumulated deficit	(869,254)		(857,752)
Total stockholders’ deficit	(70,815)		(70,118)
Total liabilities and stockholders’ deficit	$153,688		$159,017

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022		2023	2022
Cash flows from operating activities:
Net loss	$(4,936)	$(12,376)		$(10,041)	$(37,599)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,389	6,712		10,819	13,955
Provision for (recoveries of) credit losses	203	(1)		244	(15)
Impairment of capitalized software	—	—		504	—
Provision for excess and obsolete inventory	93	649		310	896
Share-based compensation expense	1,964	2,287		3,762	13,486
Amortization of debt discount and debt issuance costs	489	372		977	2,022
Fair value adjustment on derivative instrument	—	(293)		—	(902)
Loss on debt conversion and extinguishment, net	—	—		—	450
Deferred income taxes	(6)	(285)		95	(96)
Right-of-use assets	(848)	728		(255)	1,070
Right-of-use asset impairment	469			469
Changes in assets and liabilities:
Accounts receivable	2,229	(238)		233	5,239
Inventories	3,075	(9,793)		6,172	(10,148)
Prepaid expenses and other assets	2,410	399		470	3,100
Accounts payable	(439)	4,193		5,106	(6,207)
Accrued expenses, income taxes, and other	(5,894)	(8,559)		(6,384)	(1,740)
Operating lease liabilities	823	(755)		198	(1,109)
Net cash provided by (used in) operating activities	5,021	(16,960)	-16960000	12,679	(17,598)
Cash flows from investing activities:
Purchases of property, plant and equipment	(100)	(296)		(161)	(1,059)
Additions to capitalized software development costs	(1,998)	(3,095)		(4,441)	(6,222)
Net cash used in investing activities	(2,098)	(3,391)		(4,602)	(7,281)
Cash flows from financing activities:
Net borrowing (repayment) of bank and overdraft facilities	278	(85)		79	(139)
Principal payments under finance lease obligations	—	—		—	(62)
Proceeds from a public offering	5,530	—		6,059	—
Principal payments on financed assets	—	(224)		(360)	(1,231)
Repayments on revolving credit facility	(1,214)	—		(4,598)	—
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	(28)	52		47	115
Net cash provided by (used in) financing activities	4,566	(257)		1,227	(1,317)
Effect of exchange rates on cash	(1,010)	(213)		(1,282)	744
Net increase (decrease) in cash, cash equivalents and restricted cash	6,479	(20,821)		8,022	(25,452)
Cash, cash equivalents and restricted cash, beginning of period	8,686	45,181		7,143	49,812
Cash, cash equivalents and restricted cash, end of period	$15,165	$24,360		$15,165	$24,360

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common shareholders	$(5,675)	$(0.05)	$(11,503)	$(0.10)
Adjustments:
Preferred stock dividends(a)	739	0.01	1,462	0.01
Share-based compensation expense	1,964	0.02	3,762	0.03
Purchased intangibles amortization	424	—	853	0.01
Debt discount and issuance costs amortization(b)	489	—	939	0.01
Non-GAAP net loss	$(2,059)	$(0.02)	$(4,487)	$(0.04)
Note: Amounts may not foot due to rounding.
(a)     Includes accrued dividends on Series E Preferred Stock.
(b)    Includes the debt discount and issuance costs amortization related to the 2025 Notes, and the issuance costs related to the revolving credit facility.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended June 30, 2023
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-GAAP
Cost of net revenues	$34,661	$223	$—	$34,438
Operating costs and expenses:
Research and development	10,022	445	—	9,577
Sales and marketing	5,974	390	—	5,584
General and administrative	5,752	907	—	4,845
Amortization of purchased intangible assets	424	—	424	—
Total operating costs and expenses	$22,172	$1,742	$424	$20,006
Total		$1,964	$424

Note:
Impairment of right-of-use asset totaled $469 for the three months ended June 30, 2023 as allocated to the above costs and operating expenses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Six Months Ended June 30, 2023
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense	Purchased intangibles amortization	Non-GAAP
Cost of net revenues	$67,268	$406	$—	$66,862
Operating costs and expenses:
Research and development	18,176	693	—	17,483
Sales and marketing	12,620	719	—	11,901
General and administrative	11,797	1,945	—	9,852
Amortization of purchased intangible assets	853	—	853	—
Impairment of purchased intangible assets	504	—	—	504
Total operating costs and expenses	$43,950	$3,357	$853	$39,740
Total		$3,763	$853

Note:
Impairment of right-of-use asset totaled $469 for the six months ended June 30, 2023 as allocated to the above costs and operating expenses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
GAAP net loss attributable to common shareholders	(5,675)	$(11,503)
Preferred stock dividends(a)	739	1,462
Income tax provision (benefit)	304	616
Depreciation and amortization	5,389	10,819
Share-based compensation expense	1,964	3,762
Impairment of capitalized software	—	504
Right-of-use asset impairment	469	469
Interest expense, net(b)	2,014	4,011
Other(c)	(658)	(1,453)
Adjusted EBITDA	$4,546	$8,687

(a)    Includes accrued dividends on Series E Preferred Stock.
(b) Includes the debt discount and issuance costs amortization related to the 2025 Notes, and the issuance costs related to the revolving credit facility.
(c)    Primarily includes a benefit recorded related to non-recurring legal settlements and foreign exchange gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
IoT & Mobile Solutions	$46,383	$43,627	$46,272	$62,633	$54,990
Enterprise SaaS Solutions	7,174	7,167	6,643	6,534	6,866
Total net revenues	$53,557	$50,794	$52,915	$69,167	$61,856